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                                EXHIBIT INDEX

4.4 Copy of Company merger endorsement (form 131113) for American Partners Life Insurance Company.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.      Consent of Independent Registered Public Accounting Firm.

13. Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 2, 2007.